Exhibit 10.1
AMENDMENT NO. 1 TO THE
AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT
OF
BLACKSTONE PRIVATE EQUITY STRATEGIES FUND L.P.
This AMENDMENT NO. 1 (the “Amendment”) to the Amended and Restated Investment Management Agreement, dated as of January 1, 2026 (as may be further amended from time to time, the “Agreement”) of Blackstone Private Equity Strategies Fund L.P., a Delaware limited partnership (the “Partnership”), is made as of October 1, 2026, by and between the Partnership and Blackstone Private Investments Advisors L.L.C., a Delaware limited liability company (the “Investment Manager”).
WITNESSETH
WHEREAS, the parties entered into the Agreement, whereby the Investment Manager agreed to provide certain investment management and administrative services to the Partnership as more specifically provided therein; and
WHEREAS, as set forth in Section 8(a) of the Agreement, the parties desire that the Agreement be amended as set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and agreements contained herein, the parties agree as follows:
1.DEFINED TERMS. The defined terms used in this Amendment shall, unless the context otherwise requires, have the meanings specified in the Agreement or, if not so specified, shall have the meanings specified in the Partnership Agreement (as defined below).
2.AMENDMENT TO THE AGREEMENT.
(a)The second preamble on page one of the Agreement is hereby deleted in its entirety and replaced with the following:
WHEREAS, the engagement of the Investment Manager by the Partnership is authorized by the Third Amended and Restated Limited Partnership Agreement of the Partnership (as may be further amended, restated or modified from time to time, the “Partnership Agreement”); and
(b)Section 3(b) of the Agreement is hereby deleted in its entirety and replaced with the following:
The Management Fee shall be accrued monthly and paid quarterly by BXPE (directly or indirectly through an Intermediate Entity) in arrears on the last Business Day of each calendar quarter and shall be equal to, in the aggregate, an annualized rate of (i) 1.25% of the Aggregator’s net asset value (“NAV”) attributable to the Class I-Series I Units, Class S-Series I Units, Class D-Series I Units and Class N-Series I Units of the Partnership, (ii) 1.18% of the Aggregator’s NAV attributable to the Class I-Series E Units, Class S-Series E Units, Class D-Series E Units and Class N-Series E Units of the Partnership, (iii) 1.15% of the Aggregator’s NAV attributable to the Class I-Series II Units of the Partnership, (iv) 1.05% of the Aggregator’s NAV

attributable to the Class I-Series III Units of the Partnership and (v) 0.95% of the Aggregator’s NAV attributable to the Class I-Series IV Units of the Partnership. The Management Fee shall be payable by BXPE before giving effect to any accruals for the Management Fee, the Servicing Fee, the Administration Fee, the Performance Participation Allocation, pending Aggregator Unit redemptions, any distributions and without taking into account accrued and unpaid taxes of any Intermediate Entity through which BXPE indirectly invests in an Investment or taxes paid by any such Intermediate Entity during the applicable month. Each class, or series of a class, of Units of the Partnership, any Feeder Fund and/or any Parallel Fund is obligated to pay (without duplication) the Management Fee applicable to such class, or series of a class, of Units based on its interest in the corresponding class or series of the Aggregator. The Investment Manager may elect to receive the Management Fee in cash, Units of the Partnership and/or any Parallel Fund and/or shares, units or interests (as applicable) of Intermediate Entities (which may, for the avoidance of doubt, be paid or allocated directly by an Intermediate Entity). If the Management Fee is paid in Units, such Units may be redeemed by the Partnership at NAV at the Investment Manager’s request, upon 60 days’ written notice to the Partnership, and will be subject to the volume limitations in the Unit Redemption Plan but not the early redemption deduction of the Unit Redemption Plan.
(c)Section 3(g) of the Agreement is hereby deleted in its entirety and replaced with the following:
Administration Fee. Pursuant to Section 6.2 of the Partnership Agreement, the Partnership (directly or indirectly through an Intermediate Entity) shall pay to the Investment Manager an administration fee (the “Administration Fee”). The Administration Fee shall be payable in cash quarterly in arrears on the last Business Day of each calendar quarter and shall be equal to, in the aggregate, an annualized rate of 0.10% of the Aggregator’s NAV. The Administration Fee shall be payable by BXPE before giving effect to any accruals for the Management Fee, the Servicing Fee, the Administration Fee, the Performance Participation Allocation, pending Aggregator Unit redemptions, any distributions and without taking into account accrued and unpaid taxes of an Intermediate Entity (including corporations) through which BXPE indirectly invests in an Investment or taxes paid by any such Intermediate Entity during the applicable month. The Partnership, any Feeder Fund and any Parallel Fund will each be obligated to pay (without duplication) its proportional share of the Administration Fee based on its proportional interest in the Aggregator. From time to time, the Investment Manager may outsource certain administrative duties provided to BXPE with respect to the Administration Fee to third parties. The fees, costs and expenses of any such third-party service providers will be payable by the Investment Manager out of its Administration Fee.

3.ENTIRE AGREEMENT. Except as amended by this Amendment, the Agreement remains unaltered and in full force and effect. The Agreement, as amended by this Amendment, embodies the entire understanding of the parties, supersedes any prior agreements or understandings with respect to the subject matter hereof, and cannot be altered, amended, supplemented, or abridged, or any provisions waived except in accordance with the Agreement.
4.COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
5.GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, which shall govern the validity of this Amendment, the construction of its terms and the interpretation of the rights and duties of the parties.
[SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first written above.
BLACKSTONE PRIVATE EQUITY STRATEGIES FUND L.P.
By: Blackstone Private Equity Strategies Associates L.P., its general partner
By: BXPEA L.L.C., its general partner
By: /s/ Kate O’Neil
Name: Kate O’Neil
Title: Managing Director

BLACKSTONE PRIVATE INVESTMENTS ADVISORS L.L.C.
By: /s/ Joshua Shapiro
Name: Joshua Shapiro
Title: Chief Compliance Officer
[Signature page to Amendment No. 1 to the Blackstone Private Equity Strategies Fund L.P. A&R IMA]